Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

Sussex Bancorp, Inc.

Rockaway, New Jersey

We hereby consent to the incorporation by reference in the Joint Proxy Statement / Prospectus constituting a part of this Amendment No. 1 to the Registration Statement on Form S-4 of our report dated March 17, 2017, relating to the consolidated financial statements of Sussex Bancorp appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. We also consent to the reference to us under the caption “EXPERTS” in the Joint Proxy Statement / Prospectus.

/s/ BDO USA, LLP

Woodbridge, New Jersey

October 27, 2017